Stradley Ronon Stevens & Young, LLP
191 North Wacker Drive, Suite 1601
Chicago, IL 60606
Telephone 312.964.3500
Fax 312.964.3515
www.stradley.com

November 21, 2017

PowerShares Self-Indexed Exchange-Traded Fund Trust

3500 Lacey Road

Downers Grove, Illinois 60515

Re:	Registration Statement on Form N-14

Ladies and Gentlemen:

We have acted as counsel to PowerShares Self-Indexed Exchange-Traded Fund Trust, a Delaware statutory trust (the “Trust”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form N-14 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “1933 Act”). The purpose of the Registration Statement is to register shares to be issued by the Trust in connection with the acquisition of the assets and liabilities attributable to shares of certain series of the Claymore Exchange-Traded Fund Trust or Claymore Exchange-Traded Fund Trust 2 (each, a “Claymore Fund”), by and in exchange solely for shares of beneficial interest (the “Shares”) of certain series of the Trust (each, a “PowerShares Fund”), as set forth below (the “Transaction”).

Claymore Fund	PowerShares Fund

Guggenheim BulletShares 2018 Corporate Bond ETF, a series of Claymore Exchange-Traded Fund Trust	PowerShares BulletShares 2018 Corporate Bond Portfolio

Guggenheim BulletShares 2018 High Yield Corporate Bond ETF, a series of Claymore Exchange-Traded Fund Trust	PowerShares BulletShares 2018 High Yield Corporate Bond Portfolio

Guggenheim BulletShares 2019 Corporate Bond ETF, a series of Claymore Exchange-Traded Fund Trust	PowerShares BulletShares 2019 Corporate Bond Portfolio

Guggenheim BulletShares 2019 High Yield Corporate Bond ETF, a series of Claymore Exchange-Traded Fund Trust	PowerShares BulletShares 2019 High Yield Corporate Bond Portfolio

Guggenheim BulletShares 2020 Corporate Bond ETF, a series of Claymore Exchange-Traded Fund Trust	PowerShares BulletShares 2020 Corporate Bond Portfolio

Guggenheim BulletShares 2020 High Yield Corporate Bond ETF, a series of Claymore Exchange-Traded Fund Trust	PowerShares BulletShares 2020 High Yield Corporate Bond Portfolio

Guggenheim BulletShares 2021 Corporate Bond ETF, a series of Claymore Exchange-Traded Fund Trust	PowerShares BulletShares 2021 Corporate Bond Portfolio

Philadelphia, PA • Harrisburg, PA • Malvern, PA • Cherry Hill, NJ • Wilmington, DE • Washington, DC • New York, NY • Chicago, IL

PowerShares Self-Indexed Exchange-Traded Fund Trust

November 21, 2017

Claymore Fund	PowerShares Fund

Guggenheim BulletShares 2021 High Yield Corporate Bond ETF, a series of Claymore Exchange-Traded Fund Trust	PowerShares BulletShares 2021 High Yield Corporate Bond Portfolio

Guggenheim BulletShares 2022 Corporate Bond ETF, a series of Claymore Exchange-Traded Fund Trust	PowerShares BulletShares 2022 Corporate Bond Portfolio

Guggenheim BulletShares 2022 High Yield Corporate Bond ETF, a series of Claymore Exchange-Traded Fund Trust	PowerShares BulletShares 2022 High Yield Corporate Bond Portfolio

Guggenheim BulletShares 2023 Corporate Bond ETF, a series of Claymore Exchange-Traded Fund Trust	PowerShares BulletShares 2023 Corporate Bond Portfolio

Guggenheim BulletShares 2023 High Yield Corporate Bond ETF, a series of Claymore Exchange-Traded Fund Trust	PowerShares BulletShares 2023 High Yield Corporate Bond Portfolio

Guggenheim BulletShares 2024 Corporate Bond ETF, a series of Claymore Exchange-Traded Fund Trust	PowerShares BulletShares 2024 Corporate Bond Portfolio

Guggenheim BulletShares 2024 High Yield Corporate Bond ETF, a series of Claymore Exchange-Traded Fund Trust	PowerShares BulletShares 2024 High Yield Corporate Bond Portfolio

Guggenheim BulletShares 2025 Corporate Bond ETF, a series of Claymore Exchange-Traded Fund Trust	PowerShares BulletShares 2025 Corporate Bond Portfolio

Guggenheim BulletShares 2025 High Yield Corporate Bond ETF, a series of Claymore Exchange-Traded Fund Trust	PowerShares BulletShares 2025 High Yield Corporate Bond Portfolio

Guggenheim BulletShares 2026 Corporate Bond ETF, a series of Claymore Exchange-Traded Fund Trust	PowerShares BulletShares 2026 Corporate Bond Portfolio

Guggenheim BulletShares 2027 Corporate Bond ETF, a series of Claymore Exchange-Traded Fund Trust	PowerShares BulletShares 2027 Corporate Bond Portfolio

Guggenheim Defensive Equity ETF, a series of Claymore Exchange-Traded Fund Trust	PowerShares Defensive Equity Portfolio

Guggenheim US Large Cap Optimized Volatility ETF, a series of Claymore Exchange-Traded Fund Trust 2	PowerShares US Large Cap Optimized Volatility Portfolio

We have reviewed the Trust’s Agreement and Declaration of Trust and its By-Laws, resolutions adopted by the Trust’s Board of Trustees in connection with the Transaction, the form of Agreement and Plan of Reorganization (the “Reorganization Plan”) for the Transaction, which was approved by the Trust’s Board of Trustees, and such other legal and factual matters as we have deemed appropriate.

This opinion is based exclusively on the provisions of the Delaware Statutory Trust Act, as amended, governing the issuance of shares of the Trust, and does not extend to the securities or “blue sky” laws of the State of Delaware or other states.

We have assumed the following for purposes of this opinion:

PowerShares Self-Indexed Exchange-Traded Fund Trust

November 21, 2017

1. The Shares of the Trust will be issued in accordance with the Trust’s Declaration of Trust and By-Laws, the Reorganization Plan and resolutions of the Trust’s Board of Trustees relating to the creation, authorization and issuance of the Shares and the Transaction.

2. The Shares will be issued against payment therefor as described in the combined Prospectus/Proxy Statement and the Statement of Additional Information relating thereto included in the Registration Statement and the Reorganization Plan, and that such payment will have been at least equal to the net asset value of such Shares.

On the basis of the foregoing, it is our opinion that, Shares to be issued pursuant to the Registration Statement have been duly authorized for issuance by the Trust; and when issued and paid for upon the terms provided in the Registration Statement and the Reorganization Plan, the Shares to be issued pursuant to the Registration Statement will be validly issued, fully paid and non-assessable.

This opinion is rendered solely in connection with the filing of the Registration Statement. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ STRADLEY RONON STEVENS & YOUNG, LLP

Stradley Ronon Stevens & Young, LLP
191 North Wacker Drive, Suite 1601
Chicago, IL 60606
Telephone 312.964.3500
Fax 312.964.3515
www.stradley.com

November 21, 2017

PowerShares Self-Indexed Exchange-Traded Fund Trust

3500 Lacey Road

Downers Grove, Illinois 60515

Re:	Registration Statement on Form N-14

Ladies and Gentlemen:

We have acted as counsel to PowerShares Self-Indexed Exchange-Traded Fund Trust, a Delaware statutory trust (the “Trust”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form N-14 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “1933 Act”). The purpose of the Registration Statement is to register shares to be issued by the Trust in connection with the acquisition of the assets and liabilities attributable to shares of the Guggenheim Multi-Factor Large Cap ETF, by and in exchange solely for shares of beneficial interest (the “Shares”) of PowerShares Multi-Factor Large Cap Portfolio, a series of the Trust (the “Transaction”).

We have reviewed the Trust’s Agreement and Declaration of Trust and its By-Laws, resolutions adopted by the Trust’s Board of Trustees in connection with the Transaction, the form of Agreement and Plan of Reorganization (the “Reorganization Plan”) for the Transaction, which was approved by the Trust’s Board of Trustees, and such other legal and factual matters as we have deemed appropriate.

This opinion is based exclusively on the provisions of the Delaware Statutory Trust Act, as amended, governing the issuance of shares of the Trust, and does not extend to the securities or “blue sky” laws of the State of Delaware or other states.

We have assumed the following for purposes of this opinion:

1. The Shares of the Trust will be issued in accordance with the Trust’s Declaration of Trust and By-Laws, the Reorganization Plan and resolutions of the Trust’s Board of Trustees relating to the creation, authorization and issuance of the Shares and the Transaction.

2. The Shares will be issued against payment therefor as described in the combined Prospectus/Proxy Statement and the Statement of Additional Information relating thereto included in the Registration Statement and the Reorganization Plan, and that such payment will have been at least equal to the net asset value of such Shares.

On the basis of the foregoing, it is our opinion that, Shares to be issued pursuant to the Registration Statement have been duly authorized for issuance by the Trust; and when issued and paid for upon the terms provided in the Registration Statement and the Reorganization Plan, the Shares to be issued pursuant to the Registration Statement will be validly issued, fully paid and non-assessable.

Philadelphia, PA • Harrisburg, PA • Malvern, PA • Cherry Hill, NJ • Wilmington, DE • Washington, DC • New York, NY • Chicago, IL

PowerShares Self-Indexed Exchange-Traded Fund Trust

November 21, 2017

This opinion is rendered solely in connection with the filing of the Registration Statement. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ STRADLEY RONON STEVENS & YOUNG, LLP